SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2006
ViaSat, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-21767 (Commission File Number)	33-0174996 (I.R.S. Employer Identification No.)

6155 El Camino Real, Carlsbad, CA (Address of Principal Executive Offices)		92009 (Zip Code)
Registrant s telephone number, including area code: (760) 476-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
SIGNATURE

     This Current Report on Form 8-K is filed by ViaSat, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     On March 30, 2006, the Board of Directors of the Company accelerated the vesting of all currently unvested stock options previously awarded to the Company’s employees under the Company’s Second Amended and Restated 1996 Equity Participation Plan. Stock options held by the Company’s non-employee directors were not accelerated. Options to purchase approximately 1.5 million shares of common stock (representing approximately 26% of the Company’s total current outstanding options) are subject to this acceleration. All of the accelerated options are “in-the-money” and have exercise prices ranging from $4.70 to $26.94. All other terms and conditions applicable to such options, including the exercise prices, remain unchanged.
     The accelerated stock options are subject to lock-up restrictions preventing the sale of any shares acquired through the exercise of an accelerated stock option prior to the date on which the exercise would have been permitted under the stock option’s original vesting terms.
     The decision to accelerate vesting of these options was made primarily to eliminate the recognition of the related compensation expense in the Company’s future consolidated financial statements with respect to these unvested stock options upon adopting Financial Accounting Standards Board Statement No. 123(R) “Share-Based Payment” (“SFAS 123(R)”). Adoption of SFAS 123(R) is required by the Company on or before April 1, 2006, and will require that compensation expense associated with stock options unvested at March 31, 2006 be recognized in the Company’s consolidated statement of operations. It is anticipated that the accelerated vesting of these options will eliminate potential pre-tax compensation expense recognition in future periods beginning April 1, 2006 of approximately $13.6 million, of which approximately $5.9 million would have been incurred during the Company’s 2007 fiscal year. Based upon the March 30, 2006 closing price of the Company’s common stock on the Nasdaq National Market of $28.27 per share, the Company expects to recognize a charge for estimated compensation expense of approximately $1.5 million in its fiscal fourth quarter ended March 31, 2006 after considering expected employee turnover rates to reflect, absent the acceleration, the “in-the-money” value of accelerated stock options the Company estimates would have been forfeited (unvested) pursuant to their original terms. The Company will adjust this estimated compensation expense in future periods to record the impact of actual employee turnover on the compensation expense recognized at the time of acceleration.
     The following table summarizes the outstanding options subject to accelerated vesting:

			Value of
	Aggregate Number of		In-the-Money
	Shares Issuable	Weighted Average	Accelerated Options
	Under Accelerated	Exercise Price Per	at March 30,
	Options	Share	2006(1)
Total Named Executive Officers (2)	303,000	$18.72	$2,893,320
Total All Other Employees	1,180,678	$19.16	$10,760,429

(1)	“Value of In-the-Money Accelerated Options” is based upon the market price of $28.27 per share, determined on the basis of the closing price per share of the Company’s common stock on the Nasdaq National Market on March 30, 2006, less the option exercise price payable per share. Options are “In-the-Money” if the fair market value of the underlying option exceeds the exercise price of the option.
(2)	Consists of those persons named in the Summary Compensation Table in the Company’s Proxy Statement filed with the Securities and Exchange Commission on July 27, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2006	ViaSat, Inc.
	By:	/s/ Richard Baldridge
Richard Baldridge
President and Chief Operating Officer